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                                                                    EXHIBIT 10.2

[LOGO OF FIDELITY FEDERAL BANK APPEARS HERE]

                                                                  EXECUTION COPY
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CORPORATE OFFICES
800 North Brand Boulevard
P.O. Box 1631
Glendale, California 91209-1631

                                                        Dated as of
                                                        June 3, 1994

BY TELECOPIER
- - -------------

To the Financial Institutions Identified as "Lenders" on the Signature Page Hereto:

     re:  Loan Agreement, dated as of May 15, 1990
          and the 11.68% Subordinated Notes of
          Fidelity Federal Bank, FSB, Issued Thereunder
          ---------------------------------------------

Ladies and Gentlemen:

     Reference is made to the Loan Agreement dated as of May 15, 1990 (the
"Loan Agreement") between Fidelity Federal Bank, a Federal Savings Bank (the
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"Bank"), Citadel Holding Corporation (the "Guarantor" or, together with the
 ----                                      ---------
Bank, the "Company") and each of the financial institutions to whom this letter
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is addressed (each, a "Lender"). Capitalized terms not otherwise defined in this
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letter (this "Letter Agreement") have the meanings specified in the Loan
              ----------------
Agreement.

     As the Company has previously advised the Lenders, the Company intends to enter into a restructuring transaction (the "Restructuring") comprised of, among
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other things, (i) the transfer or disposition in one or more bulk asset sales of a pool consisting primarily of troubled assets with an estimated current aggregate gross book value of approximately $640 million (the "Bulk Sales") and
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(ii) the sale of, or disposition of a controlling interest in, the Bank (the
"Recapitalization"). The Restructuring is intended to result in capital levels
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of the Bank acceptable to the Office of Thrift Supervision (the "OTS").
                                                                 ---

     On March 4, 1994, one of the Lenders, The Chase Manhattan Bank (National Association) ("Chase"), commenced an action against the Bank, the Guarantor and
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the Chairman of the Board of the Guarantor (the "Chase Action") relating to,
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among other matters, the effect of the Restructuring on the Company and the indebtedness outstanding under the Loan Agreement.

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                                                                               2

     To assist the Company in the consummation of the Restructuring, and subject to the terms and conditions contained herein, the Company hereby offers to redeem (the "Redemption") from each of the Lenders all Subordinated Notes held
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by such Lender, together with all indebtedness, liabilities and obligations evidenced by or outstanding or arising under the Subordinated Notes or the Loan Agreement, for a redemption price (the "Redemption Price") equal to the sum of
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(i) the unpaid principal amount of the Subordinated Notes at the time of consummation of the Redemption, plus (ii) accrued and unpaid interest thereon
                                ----
through the date of consummation of the Redemption, plus (iii) a
                                                    ----
recapitalization fee (the "Recapitalization Fee") payable in cash and calculated
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in accordance with Annex A hereto, plus (iv) all reasonable, documented
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out-of-pocket costs and expenses (including without limitation legal fees, disbursements and other related charges) incurred by the Lenders on or after May 24, 1994 in an aggregate amount not to exceed $80,000 in connection with this offer to redeem and the transactions contemplated hereby. It is understood and agreed that the Redemption Price does not include, and, if the Company shall consummate the Redemption, the Company shall not otherwise be obligated to pay to the Lenders, any other amount, including, without limitation, (a) any costs or expenses, including legal fees, other than those specifically referred to above, whether or not reimbursable by the Company under the Loan Agreement, (b) any Prepayment Amounts payable pursuant to Section 3.2 of the Loan Agreement, or
(c) any amounts payable upon the occurrence of a Significant Event pursuant to
Section 12.8 of the Loan Agreement.

     The obligations of the Company and each Lender to consummate the Redemption shall be subject to satisfaction of the following terms and conditions (the "Effectiveness Conditions"):
 ------------------------

I.  CONDITIONS

    A.  Events to Occur Within 5 Days of Execution of this
        Letter Agreement
        ------------------------------------------------------------------------

        1. Dismissal with prejudice of the Chase Action, the exchange of immediately effective mutual releases between the company and Chase, and prompt public disclosure of such events in form and substance reasonably satisfactory to the Company and to Chase;

        2. Execution by each of the affected Lenders and delivery to the Company and Gibson, Dunn & Crutcher ("GDC") of waivers of conflict of interest
                                      ---
claims arising from the

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                                                                               3

Company's use of GDC in connection with the Restructuring, including without limitation, advice as to the construction and interpretation of the Loan Agreement and this Letter Agreement, which waivers shall in no event authorize GDC to advise or represent the Company with respect to any adverse claims against, or litigation or potential litigation matters involving Chase. Since the draft of every Lender's waiver has not been presented to the Company at the date of execution of this Letter Agreement, it is agreed that the waiver applicable to each Lender shall be in form and substance reasonably satisfactory to the Company, GDC and such Lender; and

     3. Acceptance of this offer to redeem by each Lender with respect to all Subordinated Notes held by it by return of a facsimile counterpart of this Letter Agreement to the Company and to the other lenders on or before June 8, 1994, duly signed by an authorized signatory of such Lender.

  B. Events to Occur Prior to or Upon Closing of the Redemption
     ----------------------------------------------------------

     1.  Consummation of the Recapitalization; provided, however, that if the
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Bank would be deemed to be "undercapitalized" within the meaning of 12 C.F.R.
(S) 565.4 (b) (3) upon consummation of the Redemption, then the Redemption shall be postponed until completion of the Restructuring unless the OTS otherwise agrees;

     2. Tender to the Company by all Lenders of all outstanding Subordinated Notes for Redemption by the Company hereunder;

     3. Execution and delivery of releases (a) by all Lenders in favor of the Company and (b) by the Company in favor of all Lenders; and

     4. Approval of the Redemption by the OTS within five business days after the execution of this Letter Agreement, which approval the Company will use its best efforts to obtain.
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                                                                               4

II.  OTHER TERMS

     A.  The closing of the Redemption (the "Closing"), which shall be
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contemporaneous with the closing of the Recapitalization or the Restructuring, as the case may be, shall occur at the offices of the Company or at such other place or places as may be agreed to with the Lenders on no less than three Business Days' prior notice by facsimile by the Company to the Lenders.

     B. Between the date hereof and the Closing, the Company shall on a continuing basis furnish to each of the Lenders copies of all transaction agreements and offering circulars, prospectuses and memoranda relating to the Restructuring (including drafts thereof intended for circulation to individuals and entities other than the Company and its professional advisors) promptly following the preparation of such documents; provided, however, that the Company
                                             --------  -------
shall not be required to furnish such documents to the extent that (i) such documents contain privileged and confidential attorney/client material or (ii) the Company is precluded by applicable statute, rule or regulation from providing such information to the Lenders. In addition, the Company shall meet weekly with the Lenders by Wednesday of each week by telephonic conference call at a mutually convenient time to update the Lenders on the progress of the Restructuring. The undertakings of the Company contained herein are in addition to, and not in lieu of, the obligations of the Company to furnish information to the Lenders under the Loan Agreement.

     C. From the date hereof through and including July 31, 1994, the Lenders hereby waive compliance by the Company of its covenants contained in Sections
5.3 (d), 5.5 (d) and 5.10 of the Loan Agreement. Except as expressly provided herein, the Loan Agreement shall continue to be in full force and effect, and the Lenders shall retain all rights, remedies and claims arising thereunder; provided, however, that actions taken in good faith by the Company between the
- - --------  -------
date hereof and the Closing in furtherance of consummation of the Restructuring shall not be deemed by the Lenders to be anticipatory breaches of relevant
                                         ------------
provisions of the Loan Agreement.

     D.  At the Closing,

         1. The Company will pay to the Lenders the Redemption Price with respect to the respective Subordinated Notes held by them in immediately available funds;
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                                                                               5

     2. The Company will deliver to the Lenders a copy of a certified board resolution approving the terms of the Redemption as set forth herein; and

     3. Each Lender will deliver to the Company all original Subordinated Notes held by it, together with (i) a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by or on behalf of such Lender by an authorized signatory, and (ii) evidence reasonably acceptable to the Company that such Lender is the beneficial and record owner and holder of such Notes, it being understood that the opinions of counsel otherwise required in the case of transfers of Subordinated Notes pursuant to Section 9.1 of the Loan Agreement shall not be required.

     This offer to redeem shall remain open until June 8, 1994 and will expire without further action by the Company if not accepted prior to such date by all Lenders as specified above. In addition, if this offer to redeem shall have been accepted as contemplated hereby prior to such date (or prior to such later date as may be agreed to in writing by the Company and the Lenders), but (i) all of the Effectiveness Conditions shall not have occurred as and when provided for hereby or (ii) the Closing shall not have taken place on or before July 31, 1994, then any party hereto may in its sole and absolute discretion terminate this Letter Agreement without any liability to any other party by written notice to the other parties.

     In considering whether or not to accept this offer, the Lenders should consider carefully the information that may have been or may hereafter be delivered to the Lenders, including information delivered pursuant to Sections
5.1 and 12.1 of the Loan Agreement, and the recent press releases of the Company and any other information regarding the Company and the Restructuring which may from time to time be delivered by the Company.

     Except as otherwise provided herein, this Letter Agreement and the negotiations and presentations provided in connection with it, are hereby identified by the Company as being or containing confidential non-public information and, therefore, should be handled in accordance with Section 10.4(b) of the Loan Agreement.

     The parties hereto acknowledge that they have read and understood the terms of this Letter Agreement, that they have fully reviewed this Letter Agreement with their attorneys, and that they have entered into this Letter



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                                                                               6

Agreement voluntarily with full knowledge of the offset thereof.

     For the convenience of the parties, this Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     The foregoing constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, if any, are merged into this Letter Agreement. No term, provision, or condition of this Letter Agreement can be changed, modified, amended, or waived except by a writing signed by all the paries hereto.

     Pursuant to Section 5-1401 of the New York General Obligations Law, this offer to redeem and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     We look forward to your acceptance of this offer.

                                     Very truly yours,

                                     FIDELITY FEDERAL BANK,
                                     a Federal Savings Bank

                                     By: /s/ Richard M. Greenwood
                                        ------------------------------
                                        Richard M. Greenwood
                                        Chief Executive Officer and
                                           President

                                     CITADEL HOLDING CORPORATION

                                     By: /s/ Richard M. Greenwood
                                        ------------------------------
                                        Richard M. Greenwood
                                        Chief Executive Officer and
                                           President
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BY SIGNING BELOW, EACH OF THE UNDERSIGNED LENDERS HEREBY ACCEPTS THE FOREGOING
OFFER TO REDEEM ALL THE SUBORDINATED NOTES HELD BY IT, SUBJECT TO THE TERMS AND CONDITIONS SET FORTH ABOVE:


THE CHASE MANHATTAN BANK
(NATIONAL ASSOCIATION)

By:  /s/ PAMELA STUMPP
   --------------------------------
Name:    Pamela Stumpp
     ------------------------------
Title:   Managing Director
      -----------------------------

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:  /s/ James F. Coggins, Jr.
   --------------------------------
Name:   James F. Coggins, Jr.
     ------------------------------
Title:  Assistant Vice President
      -----------------------------

CIG & CO.

By:  /s/ James F. Coggins, Jr.
   --------------------------------
Name:   James F. Coggins, Jr.
     ------------------------------
Title:  Partner
      -----------------------------

THE MUTUAL BENEFIT LIFE
INSURANCE COMPANY

By:  /s/ Daren H. James
   --------------------------------
Name:   Daren H. James
     ------------------------------
Title:  Senior Vice President
      -----------------------------

HEWLETT-PACKARD DEFERRED
PROFIT SHARING TRUST

By:  /s/ ELIZABETH OBERSHAW
   --------------------------------
Name:    Elizabeth Obershaw
     ------------------------------
Title:   Manager, Benefit Fund Investments
      ------------------------------------